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                                                                      EXHIBIT 99

                        CITIZENS FIRST BANCSHARES, INC.

           The undersigned hereby constitutes and appoints Terry E. Trexler and _________________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Citizens
First Bancshares, Inc. (CFB) which the undersigned would be entitled to vote if personally present at the Special Meeting of CFB Shareholders to be held at the offices of CFB, 1601 S.W. College Road, Ocala, Florida, at ________, Eastern Time, on __________, ___________, 1996, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated ____________, 1995, the receipt of which is acknowledged in the manner specified below.

 1. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of October 20, 1995 (the Merger Agreement), by and among CFB and Citi-Bancshares, Inc. (CBI), and the transactions contemplated therein, including (a) the merger of CFB with and into CBI (the Merger) with CBI as the surviving corporation and
      (b) the conversion of each share of CFB common stock (excluding shares held by CFB or CBI or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares of CFB common stock held by persons who perfect their dissenters' rights) will be converted into the right to receive that number of shares of CBI Common Stock equal to 425,000 divided by the number of shares of CFB issued and outstanding on the effective date of Merger, all as more fully described in the Proxy Statement/Prospectus dated __________, 1996.

     FOR     [ ]          AGAINST        [ ]             ABSTAIN         [ ]

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                     DATED: ____________________, 1996


                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Signature if held jointly


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CITIZENS FIRST BANCSHARES,
               INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.